                                                                   EXHIBIT 10.08


                           SECOND AMENDMENT OF LEASE
                           -------------------------

     This Second Amendment of Lease is made as of this 20th day of September 1996, by and between Robert D. Scinto, of Milford, Connecticut (hereinafter referred to as "Landlord"), and TSI International, Ltd. of Wilton, Connecticut (hereinafter refereed to as "Tenant").

     In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between Landlord and Tenant dated January 2, 1990 previously amended by a First Amendment dated February 26, 1992, all for the lease of space in Landlord's building at 45 Danbury Road, Wilton, Connecticut (the January 2, 1990 lease and all amendments thereto hereinafter referred to collectively as the "Lease"), in the following manner:

     A. The First Amendment of Lease is hereby canceled and restated, as amended by this Second Amendment of Lease, such that as of the Second Amendment of Leave, the Lease shall be read and interpreted by reference to only the original January 2, 1990 lease and this Second of Lease.

     B. Paragraph 1.01 of the Lease is deleted and is replaced with the following:

          "1.01 The Tenant's Net Rentable Area fluctuates over the Term of the Lease, and the following square footages represent the Tenant's Net Rentable Area for the various periods during the Term of the Lease:

               [i] 25,700 square feet (the "Original Leased Premises") for the period from January 1, 1990 to February 29, 1992;

               [ii] 27,510 square feet, for the period from March 1, 1992 to August 31, 1996; and

               [iii] 19,609 square feet from September 1, 1996 to the end of the Initial Term of the Lease."

          On or before August 31, 1996, Tenant shall promptly vacate that portion of the Leased Premises on the second floor which is being deleted by this Second Amendment of Lease.

     C. Paragraph 1.02 of the Lease is deleted and is replaced with the following:

         "1.02 The Leased Premises is located don the third and second floors of Landlord's building located at 45 Danbury Road, Wilton, Connecticut. For the period set forth in paragraph 1.01[i], the Leased Premises is defined by the floor area outline set forth in Exhibit A, Sheet 1 & Sheet 2; For the period set forth in paragraph 1.01[ii], the Leased Premises is defined by the floor area outline set forth in Exhibit A, Sheet 1 & Sheet 3; and for the period set forth in paragraph 1.01[iii] the Leased Premises is defined by the floor area outline set forth in Exhibit A, Sheet 1 & Sheet 4. Exhibit A, Sheets 1, 2, 3 & 4 are attached hereto."

     D. Paragraph 1.02 of the Lease is deleted and is replaced with the following:

        "1.03 The initial Term of this Lease is from January 1, 1990 until August 31, 2001."

     E. Paragraph 1.05 of the Lease is deleted and is replaced with the following:

         "1.05 The Basic Minimum Annual Rent for the Initial Term is:

                             Basic Minimum           Monthly
     Period                   Annual Rent          Installments
1/1/90 to 11/30/90               - 0 -               - 0 -
12/1/90 to 2/28/93            $457,452.00          $38,121.00
3/1/93 to 8/31/96             $489,672.00          $40,806.00
9/1/96 to the end of the
 Initial Term                 $289,223.00          $24,103.00

     F.  The following sentence is added to the bottom Paragraph 2.04:

          "Tenant's Pro Rata Share for the leased Premises shall be 55.72% for the period from January 1, 1990 until February 29, 1992; 59.64% for the period from March 1, 1992 until August 31, 1996; and 42.51% from September 1, 1996 until the end of the Initial Term."

     G.  Paragraph 4.02 is revised by:

          "[i] deleting ". . . a reasonable time after the commencing of Landlord's fiscal operating year . . ." and replacing it with ". . . within one hundred-twenty days of the commencement date of Landlord's fiscal operating year . . . ; and

          [ii] deleting ". . . In no event shall Landlord recoup more than 100% of the expenses actually incurred by Landlord." and replacing it with ". . . In no event shall Landlord recoup more than 100% of the expenses actually incurred by Landlord which expenses shall also include all charges for utilities owed pursuant to Article VIII."

     H.  New paragraph, Paragraph 19.08 is added to the Lease as follows:

          "19.08 Paragraphs 19.01 through 19.07 govern the condition of the initial Leased Premises. Landlord shall remodel the Leased Premises in accordance with the "Schematic Plan dated 7/22/96 prepared by Architrave Designs" attached hereto as Exhibit E (the work done pursuant to the remodeling plan herein referred to as the "Remodeling Work"). The Remodeling Work shall be performed by Landlord at Landlord's sole cost and expense and in a diligent and workmanlike manner. The Remodeling Work will include [i] replacing the carpeting in the Leased Premises; [ii] painting the entire Leased Premises; and [iii] voice and data wiring (the cost not to exceed $17,695.00). The Remodeling Work, including the millwork shown as
     Note 6 on Exhibit E, shall be done with materials similar in quality to the materials provided for the Original Leased Premises. In addition Landlord will pay for Tenant's architect fee of $10,000.00 and shall pay for, or at Landlord's option, provide personnel and equipment to move Tenant's furniture within the Leased Premises during the Remodeling Work. The Remodeling Work shall commence within thirty days of written notice from Tenant and shall be completed within sixty (60) days of the commencement of the Remodeling work except the Remodeling Work that is to be done to the computer room area on the second floor shall be commenced immediately upon and completed within fifteen days after the execution of this Second Amendment of Lease. In conjunction with the Remodeling Work, Landlord, at its expense, will [i] replace the carpeting in the building's lobby, lobby stairways, and elevator lobby; [ii] paint the walls in the building's lobby, lobby stairways, and elevator lobby; and [iii] extend the existing marble treatment on the floor of the lobby of the building to the elevator. Tenant shall be responsible for reasonably prompt turn-around time in making any architectural decisions which are Tenant's responsibility. The Remodeling Work shall be performed primarily after normal business hours and on weekends.

     I. ARTICLE XXI of the Lease is deleted and is replaced with the following:

                                  "ARTICLE XXI

                                Option to Extend

          21.01 Provided that at the time of exercise of Tenant's right under this paragraph this Lease shall then be in full force and effect and Tenant shall not be in default of the Lease beyond any applicable notice and cure period, then Tenant shall have the right to extend the Term of the Lease in accordance with the further provisions of this Article (Tenant's "Right To Extend"). The Right To Extend may only be exercised by the Tenant giving written notice thereof to Landlord not less than nine months prior to expiration of the Initial Term of the Lease. Tenant's Right To Extend shall be for one option term (the "Option Term") beyond the Initial Term, the Option Term to begin immediately upon the expiration of the Initial Term. The terms and conditions of the Lease shall remain the same during the Option Term except for the Basic Minimum Annual Rent. The Basic Minimum Annual Rent for the Option Term shall be the lesser of: [i] the Basic Minimum Annual Rent in effect immediately prior to the commencement of the Option Term per annum increased by the percentage increase in the United States Department of Labor Bureau of Labor Statistics Consumer Price Index-All Urban Consumer-All Cities (1982-84 = 100) (the "CPI") between the dates of June 1, 1996 and June 1, 2001; or [ii] 90% of the fair market rent for the Leased Premises at the commencement of the Option Term. Provided further, that if at the time for the determination of the rental increase as herein provided the CPI is no longer published or issued, the Landlord shall use such other index as is then generally recognized and accepted for similar determination of purchasing power. Said fair market rent shall be determined as the fair market rent for a new lease; of the same type as this net Lease; with a term equal to the length of term for the Option Term; with a uniform rental rate over the length of the term; and for a premises comparable to the Leased Premises in a property comparable to the Project. In the event

     Landlord and Tenant cannot agree upon the fair market rent on or before the seventh month before the commencement of the Option Term, they shall submit to arbitration. The arbitration shall be a three member arbitration panel, one arbitrator selected by each of the parties and a third arbitrator selected by the first two arbitrators. Each arbitrator shall be a commercial real estate appraiser licensed in Connecticut. The manner of arbitration shall be that Landlord and Tenant shall each submit, in writing, one figure corresponding to such party's opinion of Basic Minimum Annual Rent for the Option Term (a "Last Best Offer"). The arbitrators shall then find the Basic Minimum Annual Rent for the Option Term to be only either the Last Best Offer given by Tenant. The majority vote of the arbitrators shall control. Landlord and Tenant shall share in the fees of the arbitrators equally. If the fair market rent has not been determined prior to the commencement of the Option Term, then the Basic Minimum Annual Rent previously in effect, on a per square foot of Tenant's Net Rentable Area, shall continue in effect until the fair market rent is determined, at which time there shall be a retroactive adjustment, and Tenant shall immediately owe the amount of any under paid Basic Minimum Annual Rent, together with interest from the shortfall in such underpaid Basic Minimum Annual Rent, at the rate of Wall Street Prime plus 2%. Tenant's exercise of Tenant's Right To Extend will only valid if it is in strict compliance with the provisions of this paragraph. Further, notwithstanding any other provisions for determining of the Basic Minimum Annual Rent, the Basic Minimum Annual Rent for the Option Term shall in no event be less than the Basic Minimum Annual Rent in effect immediately preceding the commencement of the Option Term."

     J.  New paragraph, Paragraph 25.09 is added to the Lease, as follows:

          "25.09 Tenant may use the lunch room located on the second floor of the building until Landlord finds a tenant to lease it. When Landlord finds a tenant to lease it, Landlord will notify Tenant and the other tenants in the building. If Tenant and some or all of the other tenants in the building want to continue to use it for a lunchroom, provided Tenant and some or all of the other tenants agree to add a proportionate share of the area of the lunchroom to their Leased Premises, and to increase their Basic Minimum Annual Rent and Tenant's Pro Rata Share accordingly, Landlord will continue to maintain the lunchroom as such otherwise, Landlord may proceed with a lease of the space currently used as a lunch room. While the space is maintained as a lunchroom, Landlord will be responsible for the cleaning and maintenance of it."

     K. Exhibit A of the January 2, 1990 Lease is deleted is replaced with Exhibit A, Sheets 1, 2, 3, & 4, attached hereto. "Exhibit E" is also added to the Lease and incorporated into it as a new exhibit, attached to the Second Amendment of Lease.

     L. Tenant has sublet a portion of the Original Leased Premises to Spinergy, Inc. ("Spinergy") pursuant to a Sublease Agreement between Tenant and Spinergy dated the 1st of February 1994 ("Spinergy Sublease"). Effective September 1, 1996, Tenant assigns its rights and Landlord assumes Tenant's obligations under the Spinergy Sublease and Tenant shall have no further obligation with respect to the Spinergy Sublease or that portion of the Original Leased Premises covered by the Spinergy Sublease.

     M. It is acknowledged that as of the date of execution of the Second Amendment of Lease, there are no defaults by either the Landlord or Tenant under the January 2, 1990 lease or the First Amendment of Lease.

     In the event of any conflict between this Second Amendment of Lease, any previous lease amendment and the January 2, 1990 lease, this Second Amendment of Lease shall control, the Lease being hereby ratified and to remain in full force and effect in all other respects.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                 TSI International, Ltd.

                                 By:/s/ Ira Gerard
                                    ------------------------------

                                 its duly authorized


                                 ---------------------------------

                                 /s/ Robert Scinto
                                 ---------------------------------
                                 Robert D. Scinto

State of Connecticut )
                     )                      s.s. Town of Wilton
County of Fairfield  )

     Personally appeared Ira Gerard, signer and sealer of the foregoing instrument and duly authorized VP Finance and Administration and CFO of TSI International, Ltd., who acknowledged the same to be his/her free act and deed and the duly authorized free act and deed of TSI International, Ltd. before me this 9th day of September, 1996.

                                 /s/ Laurie Picerno
                                 -------------------------------
                                 Commissioner of the
                                 Superior Court/Notary Public

State of Connecticut )
                     )                s.s. City of Shelton
County of Fairfield  )

     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged his execution to be his free act and deed and, before me, this 20th day of September, 1996.

                                 /s/ William Piacitelli
                                 -----------------------------
                                 Commissioner of the
                                 Superior Court/Notary Public

                             FIRST LEASE AMENDMENT
                             ---------------------

     This First Lease Amendment is made as of this 26th day of February 1992, by and between Robert D. Scinto, of Greenwich, Connecticut (hereinafter referred to as "Landlord"), and TSI International, Ltd., Inc., a Connecticut corporation (hereinafter refereed to as "Tenant").

     In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between them dated January 2, 1990, for the lease of space in Landlord's building at 45 Danbury Road, Wilton, Connecticut (the January 2, 1990 lease and all amendments thereto hereinafter referred to collectively as the "Lease"), in the following manner:

     A. Paragraph 1.01 of the Lease is deleted and the following is replaced with the following:

          "1.01 The Initial Tenant's Net Rentable Area is 25,700 square feet. As of March 1, 1992 (the "Effective Date for the Additional Second Floor Space"), the Tenant's Net Rentable Area is adjusted to a new total of 27,610 square feet."

     B.  Paragraph 1.05 of the Lease is deleted and replaced with the following:

          "1.05 From the Commencement Date until December 1, 1990, the Basic Minimum Annual Rent shall be -$0-. From December 1, 1990 through to February 28, 1993, the Basic Minimum Annual Rent shall be Four Hundred Fifty-Seven Thousand Four Hundred and Fifty Two Dollars ($457,452) per annum, payable in equal monthly installments of Thirty-Eight Thousand One Hundred and Twenty-One Dollars ($38,121) per month. From March 1, 1993 through to the end of the Initial Term of this Lease, the Basic Minimum Annual Rent shall be Four Hundred Eighty-Nine Thousand Six Hundred and Seventy-Two Dollars ($489,672) per annum, payable in equal monthly installments of Forty Thousand Eight Hundred and Six Dollars ($40,806) per month. The Basic Minimum Annual Rent is payable on the first day of each month, in advance."

     C.  The following sentence is added to the bottom of paragraph 2.08 of the
Lease:

          "As of the March 1, 1992 increase in the Tenant's Net Rentable Area of the Leased Premises, the Tenant's Pro Rata Share for the Leased Premises shall adjust to a new percentage of 59.64%."

     D.  The following is added to the bottom of paragraph 22.01 of the Lease:

          "It is acknowledged that as of the Effective Date for the Additional Second Floor Space (March 1, 1992), Tenant's Leased Premises shall be increased by addition of 1,810 square feet of Tenant's Net Rentable Area, furnished to Tenant in as-is condition, but which space Tenant may request Landlord to finish at any time, as set forth in paragraph 25.09 (paragraph
     25.09 being added to this Lease by way of the First Lease Amendment). Accordingly, notwithstanding anything in this Lease to the contrary, a further item, item

     [vi], shall be added to the list of items [i] through [v] in this paragraph above whose payment is required by Tenant for effective exercise of Tenant's cancellation right under this paragraph, and all references in this paragraph, above, to items [i] through [v] shall means items [i] through [vi]. Item [vi] is the unamortized balance of the tenant improvement work, if any, for the Additional Second Floor Space added by way of the First Lease Amendment, performed by Landlord pursuant to paragraph 25.09. Notwithstanding the amortization time period set forth for any of the items [i] through [vi], above, the amortization period for item [vi] shall be from the date of substantial completion of the tenant improvement work for the Additional Second Floor Space to December 31, 1996. Landlord shall provide an itemized statement of the cost of the item [vi] tenant improvement work within 120 days after its completion."

     E.  Paragraph 25.09 is added to the lease, as follows:

          "25.09 The Additional Second Floor Space added by way of the First Lease Amendment is furnished to Tenant in as-is, broom clean condition. Tenant may request Landlord at any time during the Term of this Lease finish the Additional Second Floor Space in accordance with Tenant's finish plans, with a fit-out of up to a similar character as that provided to the original Leased Premises. Such request must be in writing and must include the plans and specifications for the fit-out, subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Upon receipt of such request, Landlord shall promptly undertake and diligently pursue to completion the fit-out of the Additional Second Floor Space.
     Upon substantial completion of said space, and issuance of a certificate of occupancy therefore, the Additional Rent shall increase by a monthly amount which is necessary to amortize the cost of such fit-out over the balance of the Initial Term of this Lease in equal, consecutive monthly installments, with an interest rate of 10% per annum, the first payment commencing on the day of the month after substantial completion of the fit-out."

     F. Exhibit A of the Lease is amended by adding an additional sheet, showing the Additional Second Floor Space added by way of the First Lease Amendment. A copy of said sheet is attached hereto.

     The intent of this First Lease Amendment is to add 1,810 square feet of tenant's net rentable area (the "Additional Second Floor Space") to the original Leased Premises. As of the Effective Date for the Additional Second Floor Space, the Tenant's Net Rentable Area, the Basic Minimum Annual Rent and other items dependent upon the square footage of the Leased Premises shall be adjusted to reflect the addition of the Additional Second Floor Space, as set forth in this First Lease Amendment.

     In the event of any conflict between this First Lease Amendment and the Lease, this First Lease Amendment shall control, the Lease being, and is to remain, in full force and effect in all other respects.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


                                 TSI International, Ltd.

                                 By: /s/ Richard Bankosky
                                    ---------------------------------


                                 its duly authorized

                                    VP Finance
                                 ------------------------------------


                                 ------------------------------------
                                 Robert D. Scinto

State of Connecticut

                                    ss City / Town of _____________________

County of ______________

     Personally appeared ______________, signer and sealer of the foregoing instrument and the duly authorized ______________ of TSI International, Ltd., who acknowledged the same to be his or her free act and deed and the duly authorized free act and deed of TSI International, Ltd. before me this _____ day of __________, 1992.


                                 -----------------------------------
                                 Commissioner of the
                                 Superior Court/Notary Public


State of Connecticut
                                    ss City / Town of _____________________
County of ______________

     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument who acknowledged the same to be his free act and deed, this _____ day of __________, 1992.



                                 ---------------------------------
                                 Commissioner of the
                                 Superior Court/Notary Public

                                LEASE AGREEMENT
                                ---------------

     This Lease Agreement is made as of this 2nd day of January 1990, by and between Robert D. Scinto, of Fairfield, Connecticut (hereinafter called "Landlord") and TSI International, Ltd., a corporation organized under the laws of the State of Connecticut (hereinafter called "Tenant").

                              W I T N E S S E T H:

                                   ARTICLE I

                                  DATA SECTION

     Wherever this Lease refers to any item specified in this Data Section, such reference shall be deemed to incorporate the information set forth in the Data Section. Some terms mentioned in the Data Section are further defined by other provisions in the Lease. Whenever a term is more specifically defined, the more specific definition shall control.


     1.01 The Leased Premises consists of 25,700 square feet of Tenant's Net Rentable area.

     1.02 The Leased Premises is located on the third and second floors of Landlord's building at 45 Danbury Road, Wilton, Connecticut. The Leased Premises is further defined by the floor area outline attached to this Lease as Exhibit A.

     1.03   The Initial Term of the Lease is seven years.

     1.04   The Commencement Date is January 1, 1990.

     1.05 From the Commencement Date until December 1, 1990, the Basic Minimum Annual Rent shall be -$0-. From December 1, 1990 through the end of the Initial Term of this Lease, the Basic Minimum Annual Rent shall be Four Hundred Fifty-Seven Thousand Four Hundred and Fifty-Two Dollars (457,452.00) per annum, payable in equal monthly installments of Thirty-Eight Thousand One Hundred and Twenty-One Dollars ($38,121.00) per month, on the first day of each month, in advance.

     1.06   The Security Deposit shall be $38,121.00.

     1.07 Tenant shall use the Leased Premises for the sole purpose of a general corporate business office, which may include the accessory uses of training, demonstrations, research and development, customer support, systems integration and sale of equipment.

     1.08   The Notice Address for each of the parties is:

        Landlord                          Tenant:

        Robert D. Scinto                  TSI International, Ltd.
        One Corporate Drive               45 Danbury Road
        Shelton, Connecticut 06484        Wilton Connecticut  06897
                                          but until occupancy
                                          TSI International, Ltd.
                                          295 Westport Avenue
                                          Norwalk, Connecticut 06851



                                   ARTICLE II

                                  DEFINITIONS

     The following words and phrases shall have the following meanings.

     2.01 "Leased Premises" means the usable area leased to Tenant in Landlord's building. The outer vertical boundary of the Leases Premises is outlined on the floor plan attached hereto as Exhibit A. The upper boundary of the Leased Premises shall be the lower surface of the suspended or finished ceiling. The lower boundary of the Leased Premises shall be the surface of the unfinished floor. The vertical boundary of the Leased Premises shall be the unfinished surface exposed to the Leased Premises of all walls bounding the exterior of the building, other rentable area, building common area, and other area not for use by Tenant (HVAC duct chases and structural column enclosures for example).

     2.02 "The Project" means the real property appurtenant to the building in which the Leased Premises is located. The current real property boundary is described in Exhibit B, attached hereto.

     2.03 "Tenant's Net Rentable Area" means the approximate area of the Leased Premises plus a share of the core area of the buildings in the Project.

     2.04 "Tenant's Pro Rata Share" means the percentage obtained by dividing Tenant's Net Rentable area by the total Net Rentable Area in the Project. Although a specific Pro Rata Share may be set forth in the Data Section, the Pro Rata Share shall be subject to adjustment upon increase or decrease of the total Net Rentable Area in the Project. The total Net Rentable Area in the Project as of the execution of this Lease is 46,125 square feet, and Tenant's Pro Rata Share upon execution of this Lease is 55.72%.

     2.05 "General Common Area" means all areas and facilities in the building in which the Leased Premises is located and all exterior areas of the Project which are available for the use of all tenants. The General Common Area includes corridors, janitor closets, rest rooms and parking facilities. General Common Area does not include restricted areas such as boiler rooms, machine rooms for elevator equipment and utility rooms of the Landlord.

     2.06 "Lease Year" shall mean the period from the Commencement Date to the expiration of the first full twelve calendar month period of the Initial Term of this Lease and each succeeding twelve month period of the Term of this Lease.
If the Commencement Date is not the first day of a calendar month, the first Lease Year shall be twelve months plus the remaining portion of the partial month of the Commencement Date.

     2.07 "Term of this Lease" means the Initial Term, and if the Lease grants any option to extend the Term of this Lease, Term of this Lease shall include any validly exercised option to extend.

     2.08 "Basic Operating Cost" shall mean all Operating Expenses of the Project, which shall be computed on the accrual basis and shall consist of all costs and expenses incurred by Landlord to maintain all facilities in the operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project. All Operating Expenses shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied (with accruals appropriate to Landlord's business, provided that accruals shall not include any depreciation). The term "Operating Expenses" shall include the amortized cost of capital items, provided, however, that the useful life of any item shall in no event exceed fifteen years, and provided that capital replacements shall not be made unless the cost of repair shall be greater than the annual amount of the amortized cost of the replacement. The term "operating expenses" as used herein shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project.
Operating Expenses shall be limited so as not to include: specific costs which are otherwise allocated to tenant areas under other provisions of this Lease; expenses and costs which are billed to and paid by specific tenants; and expenses associated with any financing indebtedness of Landlord, whether or not secured by the Project. Operating expenses, include, but are not limited to, the following: (a) the cost of all supplies, materials and equipment used solely in the operation and maintenance of the Project; (b) the cost of utilities, including water and power, heating, lighting, air conditioning and ventilating the entire Project; (c) management fees at rates in accordance with the prevailing rates charged for comparable properties in the area of the Project; (d) the cost of all maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance; (e) accounting costs, including the costs of audits by certified public accountants; (f) the cost of all insurance, including but not limited to fire, casualty, liability, rental abatement, workers compensation and any other type of insurance reasonably obtained, all as limited to those coverages applicable to the Project and the employee's and Landlord's personal property used in connection therewith; (g) the cost of repairs, replacement and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant); (h) gardening, landscaping, planting (except for original landscaping and planting), replanting and replacing of flowers and shrubbery;
(i) any and all General Common Area maintenance costs relating to public areas of the Project, including sidewalks, parking areas, landscaping and service areas, including repaving, restriping, plowing and sanding of the walks and parking areas, and including rubbish removal from the Project; (j) compensation to personnel to implement all of the services set forth in this paragraph, including wages, workers compensation insurance premiums and other items paid for the employment of said personnel; (k) all taxes, service payments in lieu of taxes, excises, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operation or the rent provided for in this Lease Agreement (It is agreed that Tenant will be responsible for ad valorem taxes on Tenant's personal property, if any, and on the value of leasehold improvements to the extent that same exceed standard building allowances provided by Landlord under this Lease); and (l) any other item reasonably expended for the maintenance, operation, repair and insurance of the Project. Notwithstanding the foregoing, Basic Operating Costs shall not include: (i) the cost of repairs to the structural members of the building or the building roof, the performance and cost of which shall be Landlord's responsibility; (ii) legal costs for the enforcement of any lease against any tenant; (iii) any environmental cleanup costs for any condition existing at the Project as of the date of this Lease;
(iv) the cost of completion of the Project and any and all construction of any tenant spaces, including the construction of Tenant's Leased Premises; and (iv) the cost of repair or replacement associated with any latent construction defects or defects in the design of the Project. For the purposes of the preceding sentence, "structural members" shall mean the building columns and beams, the exterior concrete walls, the foundation, loan bearing walls, the floor slabs, the conduits and the stairs.

     2.09  "Repair" shall mean replacement wherever reasonably necessary.

     2.10 "Consent" or "Approval" of Landlord shall mean approval or consent in writing.

     2.11 "Notice" from either party to the other shall mean written notice, served by either party upon the other by a receipted, nationally recognized courier service (such as Federal Express or UPS) or by certified mail, return receipt requested, at the address herein set forth or at such other address as either party may from time to time designate.

                                  ARTICLE III

                                 GRANT AND TERM

     3.01 In consideration of the rent and covenants herein reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant and Tenant rents from Landlord the Leased Premises and the improvements now or hereafter therein. Together with the Leased Premises, Landlord grants to Tenant and Tenant's employees and invitees the right to use the General Common area, subject to the rules and regulations reasonably established by Landlord.

     3.02 The Initial Term shall be the period of time set forth in the Data Section. The Term of this Lease shall commence on the Commencement Date. Notwithstanding the exact number of years and/or months set forth for the Initial Term in the Data Section, unless express provision is made to the contrary, if the Commencement Date is not the first day of a calendar month, the Initial Term set forth in the Data Section shall be increased by any partial month from the Commencement Date to the end of the calendar month.

                                   ARTICLE IV

                                      RENT

     4.01 Tenant agrees to pay Landlord during the Term of this Lease the Basic Minimum Annual Rent, it being understood that the Basic Minimum Annual Rent is $0 until December 1, 1990.

     4.02 Tenant agrees to pay Landlord during the Term of this Lease Additional Rent, consisting of: (i) Tenant's Pro Rata Share of the Basic Operating Cost; (ii) all utility charges which are not included as items of Basic Operating Cost but are the cost responsibility of Tenant under other provisions of this Lease (which have not been paid by Tenant directly to the utility providing the service under other provisions of this Lease); (iii) and any other item specifically set forth elsewhere in this Lease as an item of Additional Rent or as an item which is in any other manner the cost responsibility of Tenant. Landlord shall give Tenant within a reasonable time after the commencement of Landlord's fiscal operating year for the Project a statement of Tenant's Pro Rata Share of estimated Basic Operating Cost for the ensuing year. Tenant agrees to pay Tenant's Pro Rata Share of the Basic Operating Cost for each fiscal year in monthly installments in accordance with Landlord's statement. Landlord shall, within ninety days after the end of each fiscal year for which Basic Operating Cost has been charged in accordance with the estimated charges, give to Tenant a statement of the actual Basic Operating Cost incurred for the previous year. Adjustment shall be made for any overpayment or underpayment of the actual charges resulting from any variance between the actual Basic Operating Cost for the previous year and the estimated Basic Operating Cost paid by Tenant, which adjustment may be made by increasing or decreasing the Additional Rent charges for the next year, a refund or a lump sum charge, provided, however, that Landlord shall not be required to make such adjustment more than once per year. If during any fiscal operating year, Landlord shall not have delivered to Tenant the statement mentioned for such year, Tenant shall continue to pay Landlord the sums payable for the immediately preceding year, until the statement for the current year shall have been delivered, at which time the monthly payments by Tenant shall be adjusted retroactively. Upon the request of Tenant, Landlord shall supply reasonable itemization and documentary back-up for the statement of the actual Basic Operating Cost. If during all or part of any fiscal year any particular item or items of service or work (which would constitute an element of Additional Rent hereunder) are not furnished to any portion of the Project due to the fact that such portion is not completed, occupied or leased, then for the purposes of computing Additional Rent payable hereunder, the amount of such expenses for such items shall be increased by an amount equal to the expenses which would have reasonably been incurred during such period if Landlord had at his own expense furnished such items of service or work to such portion of the Project, provided in no event shall Landlord recoup more than 100% of the expenses actually incurred by Landlord. Utility charges set forth as a portion of Additional Rent, above, may be included with the statement of estimated Basic Operating Cost and billed and adjusted in the same manner as Tenant's Pro Rata Share of the Basic Operating Cost. If any part of the first or last Lease Years of the Term of this Lease shall include part of a tax or operating expense year, Tenant's liability under this paragraph shall be apportioned so that Tenant shall pay only for such parts of such tax year and operating expense years that shall be included in the Term of this Lease. Landlord may elect to bill the full amount of any item of Additional Rent which is not an item of Basic Operating Cost as such item of expense is incurred by Landlord (repair of damage caused by Tenant, for example). All items of Additional Rent which are capital items not specifically the immediate cost responsibility of Tenant pursuant to other terms of the Lease shall be amortized in accordance with generally accepted accounting principles, provided that no item shall have a useful life of more than fifteen years. Notwithstanding the foregoing, items (i) and (ii) of additional rent shall be payable for the period beginning with the Leased Premises Completion Date (defined in Article XIX) and shall not begin to accrue until such date.

     4.03 The Basic Minimum Annual Rent and the monthly installment portion of the Additional Rent shall be due in installments, commencing with the Commencement Date and continuing on the first day of each month thereafter, in advance. If the Commencement Date is not the first day of a calendar month, the installment due on the Commencement Date shall be pro rated for the fractional period remaining in the month of the Commencement Date. It is the intention of the Landlord and Tenant that the rents herein specified shall be net to the Landlord in each year during the Term of this Lease, payable without any reduction, abatement or setoff, and that all costs, expenses and obligations of every kind relating to the Leased Premises, whether or not specifically set forth in this Lease, which may arise or become due under any contingency whatsoever during the Term of this Lease shall be paid by the Tenant and the Tenant shall indemnify the Landlord and save the Landlord harmless from and against all such costs, expenses and obligations. All installments of rent past due beyond thirty days shall bear interest at the lesser of two percentage points per annum over the prime rate of interest as announced by The Connecticut Bank and Trust Company, N.A., or its successor, or the maximum rate permitted by applicable law, from date due until payment is received. Any liability for unpaid Basic Minimum Annual Rent and Additional Rent shall survive the termination of the Lease.

                                   ARTICLE V

                               CONDUCT OF TENANT

     5.01 Tenant agrees that Tenant and Tenant's permitted assignees or sub-lessees shall use the Leased Premises for the sole and exclusive purpose set forth in the Data Section. The use of the Leased Premises shall also be in accordance with the ordinances and regulations of the municipality in which the Leased Premises is located. Unless the use set forth in the Data Section expressly provides otherwise, the use of the Leased Premises shall be limited to the operation of a general business office. Without limitation of the foregoing, Tenant agrees that the Leased Premises will not be used for any purpose other than that provided above. Tenant agrees to comply with all rules and regulations, of which Tenant is given notice, reasonably established by Landlord for the governing of conduct of tenants in general in the Project. The current rules and regulations for tenants in the Project are set forth in Exhibit C.

     5.02 Tenant agrees that Tenant will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended and/or all risk coverage insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Project, resulting from the type of equipment, merchandise or services used by Tenant in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises and the Project.

     5.03 Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or Project or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Project.

     5.04 Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force and not being reasonably disputed by Tenant, pertaining to the Tenant's use of the Leased Premises. Tenant shall faithfully observe in the use of the Leased Premises all federal, state, county and municipal laws, ordinances and regulations now in force or which may hereafter be in force not being reasonably disputed by Tenant, excepting any structural changes required by such authorities which are not caused by the act or neglect of the Tenant or by Tenant's specific use of the Leased Premises. Specific references is made to Tenant's duty to comply with all state, federal and local laws concerning environmental protection and Tenant's conduct at the Project. Tenant shall not undertake any activity which would cause the Leased Premises to be classified as an "Establishment" under the Connecticut General Statutes. Tenant agrees to indemnify Landlord against any cost and expense which Landlord may suffer by reason of Tenant's failure to comply with the laws governing its conduct at the Project, including all laws concerning environmental protection. Landlord warrants that the Project and the Leased Premises shall comply with all applicable laws affecting their construction, as of the date of Tenant's occupancy, specific reference being made to building codes and environmental laws. Landlord further represents that the use of the Leased Premises as a general office is permitted under the zoning regulations of the Town of Wilton, and the Leased Premises shall comply with all applicable laws affecting its use as a general office as of the date of occupancy.

     5.05 Tenant will not place or maintain, or cause to be placed or maintained, on any portion of the Project exterior to the Leased Premises or any portion of the Project (including the Leased Premises) visible from the exterior of the Leased Premises, any sign or advertising matter without Landlord's written consent. Tenant shall not place any object on any portion of the Project exterior to the Leased Premises without Landlord's written consent. Landlord shall provide the Project with two monuments at the front of the Project, adjacent Danbury Road, one monument to be for signage to the effect of "TSI International Building" and the other monument to be for the address of the building and to contain the signage for other tenants of the building, the two monuments to be of equal size. Landlord shall not unreasonably withhold Landlord's consent to Tenant's design of the "TSI International Building" signage, but the same shall also be subject any required approval under the Wilton Zoning Regulations. Tenant shall not install or maintain any window treatment without the prior written consent of Landlord.

     5.06 Tenant agrees to keep the Leased Premises in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter and to make all interior repairs other than to Landlord's electrical, plumbing and mechanical systems. Tenant shall maintain all equipment installed by Tenant at Tenant's own cost and expense. Tenant shall not make any building alteration or addition to the Leased Premises without Landlord's consent, which shall not be unreasonably withheld.

     5.07 If Tenant refuses or neglects to perform any item of maintenance or repair which is Tenant's responsibility within a reasonable time, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's cost for making such repairs upon presentation of an invoice therefor, as Additional Rent, which shall include interest from the time payment of such sums by Tenant is thirty days past due, at the same rate as that due for overdue rental payments. In the case of a repair which is not an emergency repair, Landlord shall not exercise Landlord's right to make the repair unless Tenant has not commenced the repair within ten days after written demand from Landlord and proceeds to complete same with diligence.

     5.08 Tenant shall promptly pay all contractors and materialmen hired by Tenant to furnish any labor or materials which may give rise to the filing of a mechanic's lien against the Project attributable to contracts entered into by the Tenant. Should any such lien be made or filed, Tenant shall cause same to be discharged as a lien against the Project within the sooner of (i) forty-five days after Tenant receives notice of such lien or (ii) forty-five days after request by Landlord to remove such lien. If bond is filed and such lien is discharged, Tenant shall not be obligated to discharge the lien by payment. Notwithstanding any notice and grace period before default elsewhere set forth in this Lease, if Tenant shall fail to discharge such lien within the time period set forth in this paragraph above, and shall further fail to discharge such lien within ten more business days after notice of failure to discharge the lien is given from Landlord, then Tenant shall be in material default of the Lease, without any further notice or grace period.

                                   ARTICLE VI

                 LANDLORD'S CONDUCT AND SERVICES AT THE PROJECT

     6.01 Landlord agrees to keep the parking areas in the Project reasonably free of snow, ice and debris and to keep same reasonably lighted Monday through Friday from 7:00 a.m. to 9:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m. Notwithstanding the foregoing, if Landlord has not controlled the parking lighting to be on during all hours of darkness, Tenant shall be provided with an override switch to turn the parking lighting on during all hours of darkness that Tenant shall use the Leased Premises. Landlord shall provide the Leased Premises with heating, ventilation and air conditioning Monday through Friday from 7:00 a.m. to 9:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m. Further notwithstanding the foregoing, if Landlord shall not provide the Leased Premises with after hours HVAC, Tenant shall be provided with an override switch to turn the HVAC on during after hours, except for a second shift. Landlord agrees to keep the General Common Area (including any common restrooms) in reasonably good repair and order. Landlord shall perform all structural repairs to the building or buildings in the

Project, all General Common Area in the Project, and all mechanical equipment installed by Landlord for heating, ventilation and air conditioning, plumbing and other mechanical systems of the Leased Premises. Tenant shall pay: (i) Tenant's Pro Rata Share for maintenance and repair of the portion of said mechanical systems which are building standard; and (ii) the full cost of said maintenance and repair for the portion of said mechanical systems servicing the Leased Premises in excess of building standard. Although Landlord is responsible for the performance of certain work under this paragraph, the cost of such work may be Tenant's responsibility under this and other provisions of the Lease, in full or as a Pro Rata Share.

     6.02 Landlord shall furnish keys to Tenant so that Tenant may have access to the Leased Premises before and after normal business hours. No locks other than those furnished by Landlord shall be installed on the doors providing access to the Leased Premises without Landlord's written consent. Tenant shall furnish to Landlord keys to any such locks allowing access to Tenant's Leased Premises.

     6.03 Landlord shall have the right to make alterations and/or additions to the Project and the buildings in the Project. Landlord shall have the right to construct or demolish other buildings and structures in the Project and may alter the grade and/or location of the improvements in the Project. The exercise by Landlord of any right under this paragraph shall be limited so that there shall be no unreasonable interference with Tenant's use of the Leased Premises, the General Common Area or Tenant's use of the parking area.

     6.04 Landlord shall have the right to establish rules and regulations for the use of the parking areas by Tenant and other tenants in the project, but Landlord shall not have any duty to police the traffic in the parking areas. Tenant shall have the use of the parking areas, existing from time to time in the Project, for the benefit of Tenant's employees, visitors and customers, in common with other tenants in the Project, which use is to be in accordance with Tenant's Pro Rata Share of the parking areas available for all tenants in the Project. The ratio of parking spaces to the tenant's net rentable area for the entire building is 3.94 spaces per thousand square feet of tenant's net rentable area, and Tenant shall have its 3.94 spaces per square foot of its Net Rentable Area available for its use at all times.

                                  ARTICLE VII

                  INSURANCE, INDEMNITY AND SUBROGATION WAIVER

     7.01 Tenant shall, from the Leased Premises Completion Date, keep in full force and effect a policy of public liability and property damages insurance. Tenant's insurance policy shall insure against Tenant's liability for all acts and omissions with respect to conduct in the Leased Premises and the Project of Tenant and Tenant's agents, servants, employees, licensees and invitees. The policy limits of Tenant's insurance shall be at least $1,000,000 per occurrence, or such other limits as to public liability and property damage as Landlord may reasonably require. Tenant's policy shall name Landlord as an additional insured and shall contain a clause providing that the insurer will not cancel or change the insurance without first giving the Landlord fifteen days prior written notice. Tenant's insurance policy shall be with an insurance company selected by Tenant and approved by Landlord; Landlord's approval not to be unreasonably withheld and to be based upon a sufficient rating by a service such as A. M. Best. A copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the Leased Premises Completion Date.

     7.02 Tenant shall, from the Leased Premises Completion Date, keep in full force and effect a hazard and all risk insurance policy, including fire, extended and all risk type coverage, in an amount adequate to cover the cost of repair and replacement of all alterations, decorations, or improvements made by Tenant in the Leased Premises. Tenant's policy shall name Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord fifteen days prior written notice. Tenant's insurance policy shall be with an insurance company selected by Tenant and approved by Landlord, Landlord's approval not to be unreasonably withheld and to be based upon a sufficient rating by a service such as A. M. Best. A copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the Leased Premises Completion Date.

     7.03 Landlord agrees to maintain or cause to be maintained hazard and all risk insurance, with fire, extended and all risk type coverage, upon all of the buildings, structures or improvements (excluding tenant improvements required to be insured by Tenant under other terms of this Lease) in the Project, in an amount adequate to cover the cost of replacing the foregoing in the event of fire or other destruction. In the event of fire or other destruction to such property, Landlord agrees, subject to the rights of any bona fide mortgagee to insurance proceeds, to immediately collect or cause to be collected the insurance proceeds and to apply the same to the reconstruction and repair of the damaged property. Tenant shall pay Tenant's Pro Rata Share of the premiums for the insurance specified herein as an item of Basic Operating Cost Additional Rent.

     7.04 Each policy of public liability insurance, hazard insurance or other insurance insuring risks arising out of any occurrence at the Project, carried by Tenant or Landlord, shall provide that the insurer waives any rights of subrogation against the Landlord (in the case of Tenant's policies) and against the Tenant (in the case of Landlord's policies) in connection with or arising out of any claim or benefit provided under such insurance policy. In no event shall Tenant or any person or corporation claiming an interest in the Leased Premises by, through or under Tenant and over whom Tenant shall have control, claim, maintain or prosecute any action or suit at law or in equity against the Landlord for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Project for which Tenant is or may be insured under a standard hazard and all risk insurance policy, including fire, extended and/or all risk type coverage, whether or not the property (tangible or intangible) is insured or required to be insured under this Lease, and whether or not caused by the negligence of the Landlord, or the agents, or servants, or employees of the Landlord. In no event shall Landlord or any person or corporation claiming an interest in the Project by, through or under Landlord and over whom Landlord shall have control, claim, maintain or prosecute any action or suit at law or in equity against the Tenant for any property damage to the Project caused by or resulting from fire or other risk or casualty in the Project for which Landlord is required to be insured under the provisions of the Lease, whether or not caused by the negligence of the Tenant or the agents, servants and/or employees of the Tenant.

     7.05 Tenant will indemnify Landlord and save Landlord harmless from and against any and all third party claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damages to property arising from or out of any occurrence in, upon or at the Project occasioned wholly or in part by any act or omission of Tenant, or Tenant's agents, servants, employees, licensees or invitees. In case Landlord shall be made a party to any litigation commenced by or against Tenant in any action described in this paragraph, the Tenant shall protect Landlord and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

     7.06 Landlord will indemnify Tenant and save Tenant harmless from and against any and all third party claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damages to property arising from or out of any occurrence in, upon or at the Project occasioned wholly or in part by any act or omission or Landlord, or Landlord's agents, servants, employees, licensees or invitees, and not in any part by Tenant or Tenant's agents, servants, employees, licensees or invitees. In case Tenant shall be made a party to any litigation commenced by or against Landlord in any action described in this paragraph, the Landlord shall protect Tenant and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation.

     7.06 Landlord will indemnify Tenant and save Tenant harmless from and against any and all third party claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damages to property arising from or out of any occurrence in, upon or at the Project occasioned wholly or in part by any act or omission of Landlord, or Landlord's agents, servants, employees, licensees or invitees, and not in any part of Tenant or Tenant's agents, servants, employees, licensees or invitees. In case Tenant shall be made a party to any litigation commenced by or against Landlord in any action described in this paragraph, the Landlord shall protect Tenant and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation.

                                  ARTICLE VIII

                                   UTILITIES

     8.01 From and after the Commencement Date, Tenant shall pay all charges for utilities used, consumed in or allocable to the Leased Premises, including, but not limited to, fuel, electricity, water and gas. Said utilities may be either directly metered to Tenant or shared with other tenants. If any utility consumption in the Leased Premises is not separately metered, Landlord may allocate the shares utility consumption to the Leased Premises in any reasonable manner, except that the Tenant electric shall be allocated and charged as provide below. In the case of building systems such as HVAC, utility consumption of such systems may be allocated in accordance with Tenant's Pro Rata Share. The charges for all utilities not paid directly to the utility providing the service shall be paid to Landlord as an element of Additional Rent; and Tenant shall, at Landlord's option, either pay the separately metered utilities directly to the utility providing the service, or pay for said separately metered utilities as an item of Additional Rent. Tenant and Landlord acknowledge that the electricity consumed in the Leased Premises is not separately metered, and Tenant and Landlord agree that the electricity consumed in the Leased

Premises by Tenant shall be fixed at $1.25 per square foot of Tenant's Net Rentable Area for the first year from the Leased Premises Completion Date and shall be $1.25 per square foot plus any rate increase by the utility providing the electricity from the Leased Premises Completion Date. The electricity charges shall be billed in monthly installments as set forth in Articles IV. The $1.25 per square foot rate set forth above is based on normal office usage, and Landlord reserves the right to increase the Tenant electric charges in the event that Tenant's electric consumption shall be in excess of normal office usage (for example, excess usage due to a large computer installation with high energy consumption). Landlord acknowledges that Landlord has inspected Tenant's existing premises at 295 Westport Avenue, Norwalk, Connecticut. Landlord further acknowledges that if the usage in the new Leased Premises is the same as that in the 295 Westport Avenue Premises, on a per square foot basis, such usage would be normal office space usage and as such would not be subject to increase due to excess usage.

                                   ARTICLE IX

                              ESTOPPEL STATEMENT,

                            ATTORNEY, SUBORDINATION

     9.01 Upon request of Landlord or any mortgages of Landlord, Tenant shall execute an estoppel certificate, certifying the status of any facts with respect to the Lease. Estoppel certification may include: whether the Lease is in full force and effect; the rentals due under the Lease and the degree to which same have been paid; that there are no defenses or claims against Landlord for any alleged violation of the Lease by Landlord, or a statement of such defenses or claims; acknowledgment of the interpretation or meaning of any term of the Lease, provided such acknowledgment shall not change any term or provision hereof; any such other matters reasonably requested to be certified in the estoppel certificate.

     9.02 The Tenant agrees that the Lease and all rights of the Tenant herein shall, at the election of Landlord or mortgagee, be subordinate to the lien of any bona fide mortgage or mortgages now or with may hereafter be placed on the Project or any part of the Project during the term of this Lease, provided such mortgages provides a standard right of non-disturbance to Tenant. In the event any proceeding is brought for the foreclosure of the Leased Premises, Tenant agrees to attorn to the mortgages in the event of strict foreclosure, or to the purchaser in the event of foreclosure by sale or deed in lieu of foreclosure, and recognize such mortgages or purchaser (as the case may be) as the Landlord under this Lease, provided such mortgages or purchaser recognizes Tenant's right of non-disturbance. Tenant further agrees to execute any further instrument or instruments which the Landlord or its successors in title may reasonably at any time require to evidence the subordination of this Lease to the lien of any such mortgage or mortgages and Tenant's agreement to attorn, provided, however, that the Landlord obtains a standard non-disturbance agreement from the mortgages for the benefit of the Tenant. Notwithstanding the foregoing, if there shall be a bona fide first mortgage placed on all or a portion of the Project, this Lease shall not be subordinated to any other encumbrance subsequent in right to the first mortgage unless the first mortgagee shall consent to such subordination, in writing.

     9.03 Tenant agreed to execute and deliver to Landlord or the party designated by Landlord, within ten days after presentation of the proposed form, any estoppel certificate and/or subordination, attornment and/or non disturbance agreement requested to be executed by Tenant pursuant to the terms of this Lease. Tenant further agrees to include in any such documents if requested by
Landlord: an agreement not to pay Landlord rent for more than one month in advance; an agreement to give any bona fide mortgagee a notice of any alleged default by Landlord and a reasonable time for such mortgagee to have such default cured before Tenant will exercise any right to terminate this Lease; and an agreement that Tenant will not look to such mortgages for the return of any security deposit or other monies not actually received by such mortgages. If Tenant shall not have delivered the executed documents, required to be executed and delivered under this Article, within the ten day period set forth above, Landlord may give Tenant written notice of Tenant's failure to deliver such documents, and if Tenant shall then fail to deliver said executed documents within three business days after delivery of such written notice, notwithstanding any provision for notice and grace period for default elsewhere contained in this Lease, Tenant shall be in material default of the Lease, and Landlord shall have all rights provided for in the event of such default, including termination; and Tenant shall be liable for all resulting consequential damages to Landlord.

                                   ARTICLE X

                         DESTRUCTION OF LEASED PREMISES

     10.01 Landlord agrees, subject to and excepting the other provisions of this Article, that if the Leased Premises shall be damaged by fire or other casualty during the terms of this lease, Landlord shall, at Landlord's own expense, use best efforts to cause the damage to be promptly repaired within a reasonable time after such damage has occurred, which period shall not exceed six months. If by reason of such occurrence, any portion of the Leased Premises is thereby rendered untenantable and Tenant cease use of said portion, the rent and other charges payable by Tenant hereunder shall be abated in proportion to the area of the Leased Premises which is rendered untenantable and which is not used by Tenant, said abatement to continue until the sooner of the time when the Leased Premises is repaired or until Tenant uses the damages portion of the Leased Premises. Landlord's obligation to restore under this Article shall be limited to the extent of insurance proceeds made available by any mortgagee having control over the disposition of such proceeds. If Landlord shall fail to commence repair within two months of the casualty and diligently pursue same to completion, all as a result of the mortgage failing to make available casualty insurance proceeds for such repair, either party may terminate this Lease upon written notice to the other.

     10.02 In the event that forty percent or more of the Leased Premises shall be damaged or destroyed by fire or other cause during the Term of this Lease, Landlord or Tenant shall have the right, to be exercised by written notice to the other party, within sixty days from and after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice, the term of this Lease shall expire by lapse of time upon the ninetieth day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord on such date of expiration.

                                   ARTICLE XI

                    EMINENT DOMAIN AND CESSATION OF BUSINESS

     11.01 In the event any portion of the Leased Premises or any portion of the Project which renders the Leased Premises unusable is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease shall terminate as of the date of vesting of title in the condemning authority and all rent, including additional rent, payable under this lease shall be paid to that date.

     11.02 In the event of any taking provided for in this Article, all proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant waives any right to make any claim to said award, judgment or settlement received by Landlord. Tenant may pursue its own claim against the condemning authority permitted by statute to be paid to Tenant without diminishing or reducing the award, judgment or settlement payable to Landlord.

                                  ARTICLE XII

                           ASSIGNMENT AND SUBLETTING

     12.01 Tenant will not assign this Lease in whole or in part nor sublet all or any part of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord hereby expressly consents to any assignment or subletting to a related entity which controls Tenant, which Tenant controls, which is a substantial stockholder or partner in Tenant or in which Tenant is a substantial stockholder or partner. The consent by Landlord to any assignment of subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If the Leased Premises shall be occupied by anybody other than Tenant, Landlord may collect rent from the assignee, under-tenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, but Tenant and such assignee, under-tenant or occupant shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of Tenant under this Lease. Any attempted assignment by Tenant without the prior written consent of Landlord shall be void. No assignment or subletting shall provide for a rental payment, or other payment for use and occupancy or utilization, based in whole or in part on the net income or profits derived by any person or entity from the property assigned, subleased, occupied or utilized (other than an amount based upon a fixed percentage of sales), and any such purported assignment or subletting base upon such payment shall be void and any amount payable thereunder or any rental amount therefor passed to any person or entity shall not have deducted therefrom any expenses or costs related in any way to the leasing of such space.

     12.02 In the event Tenant desires to sublet or assign this Lease in whole or in part to a non related entity and the resulting agreement provides the Tenant with any net profit, Landlord and Tenant shall share in such profit on the basis of 50% to Landlord and 50% to Tenant. Net profit shall be the gross difference between the rent payable by the subtenant or assignee and the rent payable by Tenant hereunder (on a per square foot basis in the case of a partial space), net of any reasonable rent concessions given to the subtenant or assignee as an inducement to enter into the sublease or assignment, any reasonable real estate brokerage commission and reasonable renovation expense Tenant incurs in the course of the subletting or assigning to the subtenant or assignee. If the rent payable to the subtenant or assignee is not greater than the rent payable by Tenant hereunder, there shall be no net profit.

                                  ARTICLE XIII

                             DEFAULT OF THE TENANT

     13.01 In the event of any failure of Tenant to pay any Basic Minimum Annual Rent, Additional Rent or any other monies payable to Landlord under this Lease within ten (10) days after written notice of failure to pay said sums, Tenant shall be in material default of the Lease. Tenant shall also be in material default of this Lease upon the happening of any of the following: (i) the failure to deliver any estoppel or subordination, non disturbance and/or attornment agreement within the time limits set forth for default in the Article of this Lease requiring execution and delivery of such documents; (ii) the failure to have any mechanic's lien discharged within the time period set forth for default in the Article requiring removal of mechanic's liens; (iii) the failure to commence within thirty (30) days after written notice of failure to perform, and diligently pursue the performance of, any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant;
(iv) if Tenant or any guarantor shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against them, in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property or make an assignment for the benefit of creditors; or (v) if Tenant's interest in this Lease shall be taken under any writ of execution. The foregoing conditions of default shall be limited to the extent required by any state or federal laws affecting this Lease and Landlord's rights against Tenant, including the United States bankruptcy laws. To the extent permitted by law, all payments are due on the due dates set forth in the Lease, and there shall be no grace period for the due date of the rent other than the above ten day period after notice from Landlord.

     13.02 In the event of default, then Landlord, besides other rights or remedies Landlord may have, shall have the right to terminate this Lease and proceed under any law entitling Landlord to recover possession of the Leased Premises, and to the extent permitted by law, shall be entitled the right of immediate reentry and to eject Tenant from the Project, without resort to court proceedings. Upon such default, to the extent permitted by law, Tenant's property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant. Tenant acknowledges that this Lease is a commercial Lease, and to the extent permitted by law, Tenant waives the requirement of a statutory notice to quit possession prior to commencement of summary process proceedings.

     13.03 Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or Landlord may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the terms of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in Landlord's discretion may deem advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney's fees, and the present value of the lost rent resulting from the failure of Landlord or Tenant to obtain another Tenant for the Leased Premises for any period of time after Tenant's default, and/or resulting from the fact that the reasonable rental value of the Lease Premises at the time of Tenant's default is less than the value of the remaining rental payments due under this Lease. Landlord acknowledges a duty to mitigate damages under the law.

     13.04 In case Landlord shall retain an attorney to enforce the provisions of this Lease or if suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord all reasonable expenses incurred therefor, including a reasonable attorney's fee.

                                  ARTICLE XIV

                                SECURITY DEPOSIT

     14.01 Tenant's Security Deposit shall be due and payable to Landlord upon execution of this Lease, and may be in the form of an unconditional and irrevocable letter of credit in favor of Landlord or Landlord's heirs, successors or assigns. The Security Deposit shall be security for the full and faithful performance of all the covenants and conditions contained herein during the Term of this Lease and any extension or renewal thereof. The rights and remedies reserved to the Landlord under this Lease are cumulative, and in the event of a default by the Tenant, the Landlord shall not be required to resort to the Security Deposit before exercising any other remedy available to Landlord under this Lease or by law. The Security Deposit shall be refunded without interest to the Tenant within ten days following the expiration of this Lease, or any renewal or extension thereof, unless there shall be damages or unpaid rent due Landlord, in which event the same shall be deducted by Landlord and the remainder returned to Tenant. In no event, except when the Landlord elects at Landlord's sole option to do so, may the Tenant set off or apply any part of the Security Deposit against any rent owing by the Tenant to the Landlord hereunder.

                                   ARTICLE XV

                      LIMITATION OF LIABILITY OF LANDLORD

     15.01 In the event of any alleged default of Landlord, Tenant agrees that Tenant shall not seek to secure any claim for damages or indemnification by any attachment, garnishment or other security proceeding against any property of the Landlord other than the Project or property related thereto, and in the event Tenant obtains any judgment against Landlord by virtue of an alleged default by Landlord under this Lease, Tenant agrees that Tenant will not look to any property of Landlord other than the Project for satisfaction of such judgment.

     15.02 Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, or for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Project, by occupants of adjacent property to the Project, by other members of the public, or caused by operation or construction of any other private or public work. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only.

     15.03 Upon any transfer of Landlord's interest in the Project, the then transferor Landlord shall be relieved of any and all liability to Tenant under this Lease, except for claims of Tenant against Landlord arising out of events occurring prior to such transfer.

                                  ARTICLE XVI

                                QUIET ENJOYMENT

     16.01 Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord, subject, nevertheless to the terms and conditions of this Lease, and subject to the restrictions and easements or other matters as appear in Exhibit B.

                                  ARTICLE XVII

                            MISCELLANEOUS COVENANTS

     17.01 The Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord for possession of the Leased Premises. In any dispute between the parties relating to the tenancy hereby created, the exclusive forum for any such legal action shall be the Norwalk, Connecticut, state courthouse, if venue shall be accepted by such court, or the nearest state courthouse to Bridgeport having jurisdiction and venue over the matter. Connecticut law shall apply to all state law matters arising under this Lease.

     17.02 The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

     17.03 No payment by Tenant or receipt by Landlord of a lesser amount then the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     17.04 This Lease and the Exhibits, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties other than those herein set forth. No subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged.

     17.05 If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenants or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of the Lease shall be valid and enforced to the fullest extent permitted by law.

     17.06 If the Commencement Date is not a date certain, the Commencement Date shall in no event be later than a time which would not violate any applicable rule against perpetuities, determined as if all relevant lives in being ceased as of the date of execution of this Lease.

     17.07 In the event that Landlord shall be delayed in, hindered in, or prevented from, the performance of any act required hereunder by reason of Force Majeure, which shall mean strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Landlord and despite his good faith efforts to avoid such Force Majeure, then performance of such act shall be excused for the period of the delay. Notwithstanding the foregoing, any Force Majeure shall not affect Tenant's cancellation right in the event the Leased Premises Completion Date is not within 180 days of the date Tenant submits its final plans, as set forth in paragraph 19.01.

     17.08 Tenant agrees that the Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Leased Premises at all reasonable hours, upon reasonable notice, consistent with Tenant's security requirements, (without notice in the case of an emergency) for the purpose of making such repairs or alterations therein as may be necessary for the safety and preservation the Project. Tenant shall have the right to have a member of Tenant's staff accompany the person making the entry on behalf of Landlord, except in the case of an emergency.

     17.09 During the Term of this Lease, Tenant agrees to permit the Landlord or Landlord's agents to show the Leased Premises to persons wishing to purchase the same upon reasonable notice to Tenant and at reasonable hours. During the six months next prior to the expiration of the term (which term has not then been renewed), Tenant agrees to permit the Landlord or Landlord's agents to show the Leased Premises to persons wishing to rent the same upon reasonable notice to Tenant and at reasonable hours.

     17.10 Tenant shall not encumber or obstruct the General Common area in the Project, nor allow the same to be obstructed or encumbered in any manner. Landlord shall not obstruct the entrance to the Leased Premises and shall not unreasonably interfere with Tenant's use of the General Common Area.

     17.11 The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant.

     17.12 Neither party shall record this Lease, but the parties hereto agree to execute a Notice of Lease drawn in accordance with the Connecticut statutes, and the parties agree to execute in recordable form an agreement establishing the specific commencement date of this Lease when the same is ascertainable.

     17.13 If there shall be one or more tenants or one or more landlords, each tenant and landlord shall be jointly and severally liable for all of the covenants and obligations of the Tenant and Landlord hereunder, as the case may be, except as express provision may be elsewhere made to the contrary.

     17.14 The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant, or to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     17.15 The headings, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

                                 ARTICLE XVIII

                           SURRENDER AND HOLDING OVER

     18.01 At the expiration of the tenancy hereby created, whether by lapse of time or otherwise, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear and insured casualty excepted, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent, and Tenant shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures and/or, at the option of the Landlord, any alteration or improvements installed by Tenant, before surrendering the premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Tenant fails to remove such trade fixtures and restore the Leased Premises, then upon the expiration or sooner termination of this Lease, and upon the Tenant's removal from the premises, all such alterations, decorations, additions and improvements shall become the property of the Landlord.

     18.02 Holding over with the written consent of Landlord shall be at the Basic Minimum Annual Rent and the Additional Rent specified herein and shall otherwise be on all terms and conditions set forth herein, except for the term, which shall be month to month, and without any right of first refusal or options to extend the term, lease other space and/or purchase property. Should Tenant withhold possession of the premises from Landlord after termination of the within Lease, whether by lapse of time, by termination by either party as provided herein, or in any other manner, and except in the case where the Landlord has given written consent to holding over, the damages Tenant shall be liable for are hereby liquidated at a monthly sum equal to one and one-half the monthly minimum and additional rent in effect for the month immediately preceding the holdover period, plus any items of additional rent Tenant would otherwise be responsible for under this Lease (attorney's fees and damage to Landlord's property, for example).

                                  ARTICLE XIX

                  WORK TO BE PERFORMED IN THE LEASED PREMISES

     19.01 The work set forth in this Article below and any plans initialed and approved by both the Landlord and Tenant are hereby made a party of this Lease and set forth the Landlord's responsibility with respect to work to be done in the Leased Premises. Upon Tenant's furnishing to Landlord Tenant's finish plans, Landlord shall promptly undertake the construction of the Leased Premises and pursue the same to completion with diligence. The date on which a certificate of occupancy is issued for the Leased Premises, substantially complete in accordance with Tenant's finish plans is the "Leased Premises Completion Date", which is date upon which the Additional rent (defined in Article IV) begins to accrue. "Substantially complete" shall mean that: (i) the carpet shall have been installed; (ii) the computer room and telephone room floors and all mechanical/electrical to be supplied to the rooms by Landlord shall have been installed; and (iii) all mechanical/electrical systems and light fixtures provided by Landlord shall be working. It is estimated that the Leased Premises Completion Date shall be 90 days from the date Tenant furnishes Landlord with approved finish plans. Notwithstanding the foregoing, if Landlord shall be delayed in completing work which is Landlord's responsibility or if Landlord shall be otherwise delayed in obtaining a certificate of occupancy for the Leased Premises, and if such delay is caused by the failure of Tenant to provide Tenant's finish plans within a reasonable time, the failure of Tenant to provide reasonable turn around time on architectural decisions to be made by Tenant, or the failure of Tenant to provide items to the Leased Premises on time which are Tenant's responsibility, then the Leased Premises Completion Date shall be the date on which the Leased Premises would have been ready but for the delay due to Tenant. If the Leased Premises Completion Date shall not be within 180 days of the date Tenant has delivered its architectural drawings, Tenant shall have the right to cancel this Lease by giving written notice to Landlord not sooner than the 181st day and not later than the 190th day. If Tenant shall exercise its cancellation right under this paragraph, this Lease shall immediately come to and end by lapse of time. If Tenant shall not exercise its cancellation right within the above time period, the right shall expire. Notwithstanding the provisions of paragraph 1.05 and
Article IV, if the Leased Premises Completion Date shall not be on or before 150 days after Tenant has delivered its architectural drawings, for every day beyond the 150 days until the Leased Premises Completion Date, the Basic Minimum Annual Rent shall be abated by an additional two days beginning December 1, 1990 and continuing for the cumulative total of the two abatements. Notwithstanding the foregoing, if Tenant shall not delivery its architectural plans, the 180 day and 150 day periods and 181st and 190th dates set forth above shall be extended by one day for every day of delay beyond 30 days in the delivery of the final and complete finish plans.

     19.02 The work performed by Landlord in the Leased Premises and in the construction of the Project shall be warranted for a period of one year from the completion date, and Tenant shall not be responsible for repair or replacement of said items during said one year period. Thereafter, repair and replacement of the aforesaid shall be an element of Additional Rent, either by Tenant's Pro Rata Share or the full responsibility of Tenant, as otherwise provided in this Lease.

     19.03 Tenant shall, on or before December 31, 1989, deliver to Landlord a final architectural plan, a final ceiling plan, a final lighting plan and plan from an electrical estimation may be made. The architectural plan shall include a layout for Tenant's partitions, including specifications for the partitions, and layout for the door openings and any other openings. Tenant shall, within 30 days after the submission of the aforementioned plans, deliver the final electrical plan, final finish plans and all specifications, and any and all other information as may be necessary to complete the Leased Premises, including the flooring selection, color choices and other finish materials selection. Notwithstanding any provision for determination of the Leased

Premises Completion Date elsewhere set forth in this Lease, if Tenant shall fail to submit the plans required above, within the time limits required above, the Leased Premises Completion Date shall be accelerated by the period of delay in submission of the aforementioned plans beyond the promised dates.

     19.04 All plans shall be reviewed by the Landlord's architect and shall include both Exhibit D Work and Extra Work (defined in paragraph 19.05) and shall be consistent with the design, construction and equipment of the Building. Such plans shall show the location and extent of any excess floor loading and all special requirements for air conditioning, plumbing and electricity, and the estimated total electrical load. All such plans and specifications are expressly subject to Landlord's written approval, which Landlord will not unreasonably withhold or delay, and Landlord shall provide prompt turnaround time in the review of all plans. Landlord shall bear the cost and expense of filing such plans and specifications with the appropriate governmental agencies.

     19.05 Landlord shall bear the cost of all work set forth in Exhibit D, attached hereto, except for the noted exceptions (the "Exhibit D Work"). Unless the Lease is cancelled pursuant to paragraph 19.01, Tenant shall pay for the cost of all that part, if any, of the work not set forth in Exhibit D as Landlord's responsibility (the "Extra Work"). No allowance shall be made for the omission of any Exhibit D Work except as specifically set forth herein. Tenant may elect to pay for the Extra Work, if any, in equal monthly installments beginning with the Leased Premises Completion Date and ending on December 1, 1996, amortized at the rate of 10% per annum, or Tenant may elect to prepay the outstanding and unpaid balance at any time during the initial Term of this Lease, without penalty. Notwithstanding the foregoing, if this Lease shall terminate for any reason and if there shall remain any sums due Landlord for the Extra Work, such sums shall become immediately due and payable upon the termination. Tenant may have a shower and locker room facility in its own Leased Premises, at its own cost and expense (Extra Work). Tenant shall have the right to obtain bids for any extra work, or for work where an allowance has been set, that may reasonably be performed or supplied by a contractor other than the contractors used by Landlord for performance of the Exhibit D work.
For example, if Tenant requires a specialized partition that is integral with the standard partitions, Landlord may require that the work be done by Landlord's drywall contractor. If, however, Tenant requires a special carpet, Tenant may obtain bids for the special carpet. Notwithstanding anything in this article to the contrary, if the bidding shall cause any portion of the Leased Premises construction job to be delayed, the Leased Premises Completion Date shall be accelerated by the period of delay. Landlord shall notify Tenant within 10 days after Landlord becomes aware that any bidding process is beginning to cause delay in the Leased Premises construction job. Change orders up to a total value of $1,000 in extra cost may be made verbally by Richard Bankosky, Constance Galley or Ann Ericson. Any other change order must be in writing.

     19.06 Landlord will, subject to all the covenants, agreements, terms, provisions and conditions of this Lease give access to the Leased Premises to decorators and other contractors employed by Tenant for the purpose of making improvements therein, when so long as, in Landlord's reasonable judgment, the work to be done in the Leased Premises by Landlord as provided herein shall have been completed to such an extent that the making of such improvements will not interfere with or delay Landlord's performance of the remaining portion of its work; it being understood that Tenant shall not be deemed to have entered into occupancy of the Leased Premises by reason of the presence in the Leased Premises of any decorator or other contractor. If at any time such entry shall cause disharmony, delay or interference with Landlord's performance of the remaining portion of the work, this license may be withdrawn by Landlord immediately upon written notice to Tenant.

     19.07 In the event Landlord shall be delayed in obtaining delivery of any item specially ordered for Tenant's Leased Premises in accordance with Tenant's finish plans and if such delay shall cause a delay in Landlord's obtaining a certificate of occupancy, the Leased Premises Completion Date shall be the date on which Landlord would have been able to obtain a certificate of occupancy but for the delay in obtaining the specially ordered item. Landlord shall use best efforts to obtain prompt delivery of all items required for completion of the Leased Premises in time to complete the Leased Premises on time. In the event, however, that Landlord shall foresee difficulty in obtaining timely delivery of any such specially ordered item referred to above, Landlord shall notify Tenant of this condition, and Tenant shall have the option of obtaining delivery of said item through Tenant's own source or replacing the item for which timely delivery is not obtainable with an item with an earlier delivery date.

                                   ARTICLE XX

                                EXPANSION SPACE

     20.01 Provided that this Lease shall then be in full force and effect and the Tenant shall not then be in default of the Lease, Tenant shall have the right to add an additional approximately 5,000 square feet of Tenant's Net Rentable Area to its Leased Premises (the "Expansion Space"). Tenant may only exercise its right to add the Expansion Space under this paragraph by giving written notice to Landlord on or before January 1, 1992. If Tenant exercises its right to add the Expansion Space, Landlord shall prepare the space in accordance with Tenant's finish plans, the Exhibit D portion of the work to be Landlord's expense and the Extra Work to be at Tenant's expense, payable upon completion of the work. Tenant shall provide Landlord with all architectural plans, ceiling plans, electrical plans, lighting plans, final finishes and all specifications and any other plans necessary to construct the Leased Premises, within ninety days after notice of exercise of the right to expand under this paragraph. Upon the Expansion Commencement Date, the Tenant's Net Rentable Area shall be adjusted by addition of the square footage for the Expansion Space, the Basic Minimum Annual Rent for the Initial Term shall be increased by $17.80 per square foot of Tenant's Net Rentable Area for the Expansion Space, and all other items based on Tenant's Net Rentable Area shall be adjusted accordingly. The "Expansion Commencement Date" shall be the date upon which Landlord obtains a certificate of occupancy for the space, substantially completed (as defined in paragraph 19.01) in accordance with Tenant's finish plans, which in either case shall be, at Landlord's election, during the 34th month through the 40th month from the original Commencement Date (January 1, 1990). Notwithstanding the foregoing, in the case where the Expansion Space has not been previously fitted up, if Tenant shall not furnish Tenant's finish plans within the time period set forth above or the Expansion Commencement Date shall be accelerated by the period of the delay in providing the finish plans. If the Expansion Commencement Date shall not be on or before the last day of the 40th month from the original Commencement Date, and provided that Tenant has delivered its final and complete finish plans within 90 days after notice of exercise of its right to add the Expansion Space, the Basic Minimum Annual Rent for the Expansion Space shall be abated by two days for every day beyond the last day of the 40th month that the Expansion Commencement Date is delayed.

                                  ARTICLE XXI

                               OPTIONS TO EXTEND

     21.01 At the expiration of the Initial Term, if Tenant shall not then be in default of the Lease, then Tenant shall have the option to extend this Lease (the "First Option Term"), upon the same terms and conditions excepting the provision for minimum rental, for one option term of five years, the First Option Term to commence on expiration of the Initial Term. The First Option Term shall be exercised by the Tenant first giving written notice to Landlord of Tenant's request to commence the procedure for determining fair market rent for the First Option Term, the written notice to be given not less than sixteen (16) months prior to the expiration of the Initial Term. The Basic Minimum Annual Rent for the First Option Term shall be the lesser of: (i) the Basic Minimum Annual Rent in effect immediately prior to the commencement of the First Option Term (adjusted to reflect the Expansion Space) annum increased by the percentage increase in the United States Department of Labor Bureau of Labor Statistics Consumer Price Index-All Urban Consumers-All Cities (1982-84 = 100) (the "CPI") between the dates of October 1, 1989 and October 1, 1995; or (ii) 90% of the fair market rent for the space on the commencement of the First Option Term. Provided further, that if at the time for the determination of the rental increase as herein provided the CPI is no longer published or issued, the Landlord shall use such other index as is then generally recognized and accepted for similar determinations of purchasing power. Said fair market rent shall be determined as the fair market rent for net leases on a square foot basis for similar property located in the Town of Wilton, which comparable rates shall apply to new leases. Upon receipt of the notice to commence the procedure for determining fair market rent, Landlord and Tenant shall attempt to agree upon said fair market rent. In the event Landlord and Tenant cannot agree upon said fair market rent prior to fifteen months before the commencement of the First Option Term, within fifteen days thereafter they each shall appoint a person experienced in commercial rental appraisals to act in their behalf in arriving at said market rent. If the two appraisers cannot arrive at an agreement at least thirteen months and fifteen days prior to the commencement of the First Option Term, then the representatives shall, within fifteen days thereafter, select and agree upon a third party who shall be the arbitrator. The two appraisers and the arbitrator shall then vote upon the fair market rent, and the majority vote being controlling. The figure upon which the vote is taken may be the figure of either appraiser or a figure between the figures of the two appraisers. The vote shall be made not later than thirteen months prior to the commencement of the First Option Term. Notwithstanding the foregoing, the Basic Minimum Annual Rent for the First Option Term, on a per square foot of Tenant's Net Rentable Area basis, shall in no event be less than the Basic Minimum Annual Rent in effect immediately preceding the commencement of the First Option Term. If Tenant then wishes to exercise the First Option Term, Tenant may only do so by giving written notice to Landlord not later than twelve (12) months prior to the commencement of the First Option Term that Tenant is exercising the First Option Term. The Basic Minimum Rent shall be as determined as above, and all other terms and conditions of the extension will be exactly the same as the conditions set forth in this Lease including all provisions for additional rent and payments, but without, however, containing a further provision for extension or renewal except as set forth in paragraph 21.02.

     21.02 At the expiration of the preceding, validly exercised First Option Term, if this Lease shall then be in full force and effect and if Tenant shall not then be in default of the Lease, then Tenant shall have the option to extend this Lease (the "Second Option Term"), upon the same terms and conditions excepting the provision for minimum rental, for another option term of five years, the Second Option Term to commence on expiration of the First Option Term. The Second Option Term shall be exercised by the Tenant giving written notice to Landlord of Tenant's request to commence the procedure for determining fair market rent for the Second Option Term, the written notice to be given not less than sixteen (16) months prior to the expiration of the First Option Term. The Basic Minimum Annual Rent for the Second Option Term shall be 100% of the fair market rent for the space on the commencement of the Second Option Term. Said fair market rent shall be determined as the fair market rent for net leases on a square foot basis for similar property located in the Town of Wilton, which comparable rates shall apply to new leases. Upon receipt of the notice to commence the procedure for determining fair market rent, Landlord and Tenant shall attempt to agree upon said fair market rent. In the event Landlord and Tenant cannot agree upon said fair market rent prior to fifteen months before the commencement of the Second Option Term, within fifteen days thereafter they each shall appoint a person experienced in commercial rental appraisals to act in their behalf in arriving at said market rent. If the two appraisers cannot arrive at an agreement at least thirteen months and fifteen days prior to the commencement of the Second Option Term, then the representatives shall, within fifteen days thereafter, select and agree upon a third party who shall be the arbitrator. The two appraisers and the arbitrator shall then vote upon the fair market rent, and the majority vote being controlling. The figure upon which the vote is taken may be the figure of either appraiser or a figure between the figures of the two appraisers. The vote shall be made not later than thirteen months prior to the commencement of the Second Option Term. Notwithstanding the foregoing, the Basic Minimum Annual Rent for the Second Option Term, on a per square foot of Tenant's Net Rentable Area basis, shall in no event be less than the Basic Minimum Annual Rent in effect immediately preceding the commencement of the Second Option Term. If Tenant then wishes to exercise the Second Option Term, Tenant may only do so by giving written notice to Landlord not later than twelve (12) months prior to the commencement of the Second Option Term that Tenant is exercising the Second Option Term. The Basic Minimum Rent shall be as determined as above, and all other terms and conditions of the extension will be exactly the same as the conditions set forth in this Lease including all provisions for additional rent and payments, but without, however, containing a further provision for extension or renewal.

                                  ARTICLE XXII

                               CANCELLATION RIGHT

     22.01 If this Lease shall then be in full force and effect and if Tenant shall not then be in default of the Lease, then Tenant shall have the right to cancel and terminate this Lease, the effective date of the termination to be the end of any calendar month from December 31, 1994 through and including November 30, 1996. Tenant may only exercise its right to cancel by delivering to Landlord, not less than twelve months prior to the effective date of the termination, written notice of Tenant's exercise of this cancellation right, which shall include the effective date of the termination, and payment of or a letter of credit for the following items: (i) the unamortized balance all tenant improvement work (Exhibit D Work and Extra Work) for construction of the original Leased Premises (defined in paragraph 19.05); (ii) the unamortized balance of the Rent Reduction Amount; (iii) the unamortized balance of the $45,000 moving allowance; (iv) the unamortized balance of the amounts expended by Landlord for the payment of Tenant's lease obligations on its 295 Westport Avenue, Norwalk premises ($23,657 per month from January 1, 1990 to October 7,
1990); and (v) the unamortized cost of all tenant improvement work (Exhibit D Work and Extra Work) for the construction of the Expansion Space. Tenant's written notice of exercise shall not be valid unless the payments set forth in items (i) through (v) above, or an irrevocable letter of credit therefor, accompany the notice or have been delivered to Landlord prior to the notice. If Tenant shall elect to deliver an irrevocable letter of credit, the letter shall be drawn on a Connecticut or national bank having an office in Bridgeport, Connecticut, callable by Landlord, or Landlord's assignee, at said Bridgeport office, upon the effective date of the termination and any consecutive business day thereafter, the letter to expire not sooner than 60 days after the effective date of the termination. Landlord shall provide an itemized statement of the cost of the item (i) tenant improvement work within 120 days of completion of the Leased Premises and shall provide an itemized statement of the cost of the item (v) tenant improvement work within 120 days of the Expansion Space Commencement Date. The item (ii) Rent Reduction Amount shall be the amount of 11/12ths multiplied by $17.80 per annum per square foot of Tenant Net Rentable Area on the original Leased Premises. The amortization of items (i) through (iv) shall be calculated such that the items are completely amortized on the basis of equal monthly installments, beginning January 1, 1991 and ending on December 31, 1996, at the rate of 10% per annum. The "unamortized balance" in items (i) through (v) above shall mean the unamortized balance as of the effective date of the termination. The amortization of item (v) shall be calculated in the same manner as items (i) through (iv), except that the amortization period for item
(v) shall be from the Expansion Commencement Date to December 31, 1996. If Tenant shall exercise its right of cancellation under this Article, the Lease shall come to an end by lapse of time, as if the Initial Term expired on the effective date of the termination.

                                 ARTICLE XXIII

                        RIGHT OF FIRST REFUSAL TO LEASES

     23.01 Provided that this Lease shall then be in full force and effect and the Tenant shall not then be in default of the Lease, after the sooner of the initial rent up of the building or January 1, 1991, Tenant shall have the right of first refusal to any lease of other space in the building. Landlord shall notify Tenant when Landlord becomes aware that space will become available in the building after its initial rent up, and Landlord shall copy Tenant on all initial proposals to prospective tenants for space available in the building after the initial rent up. Landlord shall also notify the Tenant in writing of the terms of any bona fide offer to lease space to which Tenant's right of refusal applies, and Tenant shall have five (5) business days after receipt of said notice of terms of rental to notify Landlord of its acceptance of said rental terms, in writing. If Tenant shall not exercise its right of refusal within the five business day time period, Landlord shall be free to rent the space which was subject to the offer at the rent set forth in the offer or at a higher rent, and Tenant's refusal right shall be of no further force and effect with respect to any space that Landlord so rents, except that if such Lease shall terminate prior to the termination of Tenant's Lease, Tenant's right of refusal shall reapply to the space whose lease terminated. If Landlord wishes to rent the space at a lower rent, Landlord must again notify Tenant of the terms of any such bona fide offer acceptable to Landlord and the above process shall be repeated. If the notification of bona fide offer to Tenant shall not be in the form of a formal lease and if Tenant shall accept the offer, Tenant shall promptly execute a formal lease in accordance with the accepted offer (the offer not necessarily addressing legal terms such as subordination, casualty and eminent domain, for example). If Tenant shall fail to execute the proffered lease, Landlord may give notice to Tenant that unless Tenant delivers the executed lease within five days to Landlord, Landlord intends to rent the space to another party. If Tenant shall fail to deliver the executed lease within such five day period, Landlord shall be free to rent the space on the terms set forth in such lease to another party, and upon such renting, the space shall be free of Tenant's right of refusal.

                                  ARTICLE XXIV

                         RIGHT OF FIRST REFUSAL TO SALE

     24.01 If this Lease shall then be in full force and effect and if Tenant shall not then be in default of the Lease, then during the Term of this Lease, Tenant shall have the right of refusal to a sale of the Project, under the following terms and conditions. Provided that Tenant's right of refusal shall be in full force and effect and in the event the Landlord shall receive a bona fide offer to purchase the Project upon terms and conditions satisfactory to Landlord, then Landlord shall give Tenant written notice of the terms and conditions of the bona fide offer, which may include other real estate in addition to the Exhibit B property. Tenant shall have the right to purchase the Project upon the same terms and conditions presented in Landlord's notice. If Tenant wishes to exercise the right to refusal to sale, Tenant must give written notice of its exercise of the right and acceptance of the terms and conditions set forth in Landlord's notice within fifteen days of the date of Landlord's notice to Tenant. If Landlord's notice to Tenant shall be in the form of a proposed formal contract, Tenant's acceptance shall be accompanied by return of the contract with Tenant's execution and the payment of any deposit, if and when required under the terms of the contractor. If said contract is not presented at the time of Landlord's notice of offer to Tenant, Tenant shall sign and return the formal contract embodying the terms and conditions of the offer within fifteen days of presentment of same by Landlord. Notwithstanding any time period for closing in the offer received by Landlord. If Tenant shall exercise its right to purchase under this paragraph, Landlord may require the closing of title to be not later than sixty days from the signing of the contract. If Tenant shall fail to exercise the right of refusal to sale with respect to any notice of bona fide given by Landlord, Landlord shall be free to sell the Project to any party at any later date at a price at least as high as that in the offer which Tenant failed to accept. The rights of Tenant under this paragraph shall be subordinate to any bona fide mortgage on the Project, and such rights shall not be applicable to a foreclosure of the Project or deed in lieu thereof and shall not survive the passing of title under such foreclosure or deed in lieu of foreclosure. The right of refusal under this paragraph shall also not be applicable in the case of a transfer of the Project or an interest therein to a corporation, a partnership or another entity in which the original Landlord or an immediate family member or members of the original Landlord retain a majority interest. If Tenant shall accept the terms and conditions of Landlord's notice but shall thereafter default in the obligations of Tenant under this paragraph or in the obligations of purchaser under the contract signed by Tenant, Tenant's right to refusal of sale shall terminate.

                                  ARTICLE XXV

                                 MISCELLANEOUS

     25.01 Upon the Leased Premises Completion Date and occupancy of the Leased Premises by Tenant, if this Lease shall then be in full force and effect and if Tenant shall not then be in default of this Lease, then Landlord shall pay to Tenant $45,000 as a moving allowance. Landlord agrees to make the $45,000 payment on the date Tenant moves into and occupies the Leased Premises.

     25.02 All construction work on the building lobby shall be complete upon the completion of the Leased Premises construction, except that the art work for the lobby may not then be installed. Tenant shall have reasonable input on the decor and art work for the lobby and any common corridors on the second and third floors.

     25.03 Unless incidental to an office use, Landlord shall not, without Tenant's approval, lease the remaining space in the building for either of the following uses: a restaurant; or the retail sale of goods to the public on site. The intent of this paragraph is that a permitted use of other space would be incidental to an office use. For example, a cafeteria within an office for the use of the employees of the office would be permitted. Landlord shall also not rent other space in the building for any use which would interfere with the operation of Tenant's business or be incompatible with uses appropriate for a first class office building in Fairfield County.

     25.04 Landlord shall mark ten parking spaces near the front door of the building as visitor parking.

     25.05 Tenant shall have the right to approve or disapprove of the design of the signage for the tenants on the monument which is to be for the building address, as set forth in paragraph 5.05, which approval shall not be unreasonably withheld by Tenant.

     25.06 Subject to Landlord's approval, which shall not be unreasonably withheld, and any required governmental approval (such as Wilton zoning approval), Tenant shall have the right to place a small satellite dish on the roof of the Leased Premises building. Any such dish shall be for the use of Tenant only and shall not be used as a utility transmission or reception station.

     25.07 Landlord shall complete the Project, at Landlord's sole cost as expense, in accordance with the plans entitled: "Wilton Office Building, 47 Danbury Road, Route 7, Wilton, Connecticut, Prepared for R.D. Scinto by Kasper Associates/Design Collaborative Architects, Sheet SP-4 (landscape plan - last revised 1/6/89, Sheets A-1, A-2 & A-3 (architectural plans - last revised 2/24/89) and Sheets A-5 & A-6 (architectural plans - last revised 8/28/89)".

     25.08 If and so long as this Lease shall then be in full force and effect and if Tenant shall not then be in default of this Lease, Landlord shall reimburse Tenant for any rental liability Tenant may incur on its existing premises at 295 Westport Avenue, Norwalk for the period from January 1, 1990 to October 7, 1990, provided further that Landlord's liability under this paragraph shall not exceed $23,657 per month, with partial months to be pro rated. Payments shall commence January 1, 1990 to continue on the first day of each month thereafter. The reimbursement payments shall be made payable directly to Tenant. Landlord shall promptly provide Tenant with an irrevocable letter of credit to secure Landlord's obligation under this paragraph. In the event that any draw shall be made on the letter of credit, in accordance with its terms, and in the further event that Landlord's payment was made too late to be credited for the month in which a draw was made, Tenant shall promptly reimburse Landlord for any overpayment by reason of Tenant receiving both a payment from Landlord and a draw on the letter of credit for any particular month.

     This agreement shall inure for the benefit and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns, except where provided to the contrary by express provisions contained herein.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                 TSI International, Ltd.

                                 By: /s/ Richard Bankosky
                                    ------------------------------

                                 its duly authorized


                                 ---------------------------------

                                 /s/ Robert Scinto
                                 ---------------------------------
                                 Robert D. Scinto

State of Connecticut  )
                      )  s.s. City/Town of Stanford
County of Fairfield   )

     Personally appeared Richard Bankosky, signer and sealer of the foregoing instrument and the duly authorized VP Finance of TSI International, Ltd., who acknowledged the same to be his or her free act and deed and the duly authorized free act and deed of TSI International, Ltd. before me this 23rd day of December, 1989.

                                 /s/ Barbara Schadt
                                 ---------------------------------
                                 Commissioner of the
                                 Superior Court/Notary Public

State of Connecticut  )
                      )  s.s. City of Shelton
County of Fairfield   )

     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed, before me this 2nd day of January, 1990.

                                 /s/ Paul A. Sobel
                                 -----------------------------------
                                 Paul A. Sobel
                                 Commissioner of the Superior Court

                                   EXHIBIT B

     All those certain pieces or parcels of land together with the buildings and improvements thereon, situated in the Town of Wilton, County of Fairfield and State of Connecticut, shown and designated as Parcel B, Parcel C, Parcel D and the Right of Way 15 ft. in width, on a certain map entitled, "Map of Property at Wilton-Conn. Surveyed for Fortunato Parrillo, Scale 1 in. = 50 ft., dated Aug. 1940," Certified Substantially Correct by Chas. A. Whitney, C.E. which map is on file in the Wilton Land Records as Map No. 476.

     Said premises are also known as 45 Danbury Road.

TOGETHER WITH:

1. The benefits, if any, set forth in favor of the Grantee in an easement in favor of the Connecticut Light and Power Company from A.W. Lane and Nena B. Lane dated December 27, 1935 and recorded in Volume 45, Page 470 of the Wilton Land Records.

SUBJECT TO ONLY THE FOLLOWING ENCUMBRANCES:

1. Any and all provisions of any municipal ordinance or regulation, and any federal, state or local public or private laws, special reference being had to zoning rules and regulations affecting the property.

2. Taxes due to the Town of Wilton on the List of October 1, 1988, and thereafter, for sums not currently due and payable.

3. Riparian rights of others in and to any brook or stream or other body of water which crosses or abuts said premises.

4. Sewer assessment notices recorded in Volume 314 at Pages 104 and 106 of the Wilton Land Records.

5. Sewer assessment notice recorded in Volume 360 at Page 28 of the Wilton Land Records.

6. A first mortgage and security agreement in favor of The Connecticut Bank & Trust Company, N.A.

                                   EXHIBIT C

                             RULES AND REGULATIONS

The Tenant agrees to abide by the following rules and regulations and such revised or additional rules and regulations of which Tenant has notice and which have been reasonably established by Landlord:

1. The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises and the Project shall be subject to such rules and regulations as in the judgment of the Landlord are necessary for the proper operation of the Leased Premises and Project and shall not interfere with other tenant's use of the Project.

2. All garbage and refuse shall be kept in the kind of container specified and shall be placed outside of the Leased Premises, prepared for collection at the location, in the manner and at the times specified by Landlord. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

3. No aerial shall be erected on the roof or exterior wall of the Leased Premises or in any other area of the Project exterior to the Leased Premises without, in each instance, the prior written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

4. No electronic interference shall emanate from the Leased Premises which shall interfere with any reception or emission of any other person's telephone signal, television signal, radio signal, data signal or electricity.

5. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of the Landlord.

6. Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

7. The plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who, or whose employees, agents or invitees have, caused such damage.

8. Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or Project.

9. Tenant and Tenant's employees and agents shall not solicit business in the Parking areas or other General Common Area, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or other General Common Area.

10. Tenant shall not install or maintain any window treatment without the prior written consent of Landlord.